FOR IMMEDIATE RELEASE     Media Contact: Michael P. Dickerson; Mike.Dickerson@aarons.com

AARON’S NAMES THREE NEW INDEPENDENT BOARD MEMBERS

ATLANTA (April 16, 2021) – The Aaron's Company, Inc. (NYSE: AAN), a leading technology-enabled omnichannel provider of lease-to-own and purchase solutions, today announced the appointment of Laura N. Bailey, Timothy A. Johnson (TJ) and Marvonia P. Moore (Marvy) to its Board of Directors effective on May 3, 2021.

“We are very pleased to have Laura, TJ and Marvy join our Board of Directors and believe their strong backgrounds will be excellent additions to the board as it carries out its oversight responsibilities,” said John Robinson, chair of the Aaron’s Board of Directors. “We welcome them as we continue to move Aaron’s forward and deliver on our mission of enhancing people’s lives by providing easy access to great products through affordable lease-to-own options.”

Laura N. Bailey

Ms. Bailey held a variety of senior management positions at Capital One Financial Corporation beginning in 2006 until her retirement in April 2021, most recently as Corporate Senior Vice President, Community Impact and Investment. Prior to that she held the position of Corporate Senior Vice President, Community Finance & Community Affairs. Before joining Capital One, Ms. Bailey served in senior management positions at Bank of America Corporation, JP Morgan Chase & Co and Bank United Corporation.

In addition to her extensive professional experience, Ms. Bailey is an active member in the charitable community. She currently serves on the board of the Affordable Housing Tax Credit Coalition. She has previously served as a Trustee for Enterprise Community Partners and on the boards of Capital One Foundation, Community Preservation Development Corporation and Affordable Housing Investors Council.

Ms. Bailey will join the audit committee and the nominating and corporate governance committee.

Timothy A. Johnson

Prior to his retirement, Mr. Johnson held various senior management positions at Big Lots, Inc. from 2000-2019, most recently as Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Prior to that he held positions of Senior Vice President and Chief Financial Officer; Senior Vice President, Finance; Vice President, Strategic Planning and Investor Relations; and Director, Strategic Planning. Prior to joining Big Lots, Mr. Johnson served as Director, Financial Reporting for Limited Brands, Inc. Prior to that, he was a senior audit associate for Coopers and Lybrand.

Mr. Johnson currently serves on the board of DYLN, Inc., FST Logistics, Inc. and LogicSource, Inc. He is also actively involved in charitable causes and currently serves on the board of Marburn Academy and Nationwide Children’s Hospital Foundation.

Mr. Johnson will join the audit committee and the compensation committee.

Marvonia P. Moore

Ms. Moore held a variety of senior management positions at AT&T throughout her 37-year career until her retirement in April 2021. Most recently she was Vice President and General Manager for the AT&T portfolio in Georgia and South Carolina. Prior to that she held a variety of positions, including AVP for Market Development, Region Vice President (AT&T Mobility LLC) and Vice President, AT&T Customer Care. During a brief time between AT&T assignments Ms. Moore served as managing partner for a consulting practice and Region Vice President for W.W. Grainger, Inc. Her leadership roles focused extensively on B2B sales, marketing and operations and consumer growth strategies through direct and indirect retail channels.

Ms. Moore served as a director on the corporate board and compensation committee for Minneapolis based Ault, Inc prior to the sale of the company. In addition to her extensive professional experience, Ms. Moore’s leadership positions in the Atlanta community include serving on the boards of Atlanta Technical College and Women in Golf Foundation. She previously served on the boards of Morehouse College, Atlanta Workforce Development Agency, Atlanta Partners for Education, Central Atlanta Progress Advisory Board, Georgia 100 Mentor Exchange, AT&T’s Management Review Committee’s Family Care Development Fund.

Ms. Moore will join the compensation committee and the nominating and corporate governance committee.

“Our board regularly evaluates its composition to ensure it includes the appropriate skills, experience and perspectives necessary to drive growth and oversee the business,” said Mr. Robinson. “The addition of these three directors complements our Board of Directors’ skills and experiences and we are confident they will provide valuable perspectives.”

About The Aaron's Company
Headquartered in Atlanta, The Aaron's Company, Inc. (NYSE: AAN) is a leading technology-enabled omnichannel provider of lease-to-own and purchase solutions. Aaron's engages in direct-to-consumer sales and lease ownership of furniture, appliances, consumer electronics and accessories through its approximately 1,300 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform, Aarons.com. For more information, visit Aarons.com or investor.aarons.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "remain," "believe," "outlook," "expect," "assume," "assumed," and similar terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, and whether additional government stimulus payments or supplemental unemployment benefits will be approved, and the nature, amount and timing of any such payments or benefits, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by us, (b) our customers, including their ability and willingness to satisfy their obligations under their lease agreements, (c) our suppliers' ability to provide us with the merchandise we need to obtain from them, (d) our employees and labor needs, including our ability to adequately staff our operations, (e) our financial and operational performance, and (f) our liquidity; (ii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron's Business into what is now The Aaron's Company, Inc. may not be achieved in a timely manner, or at all; (iii) the failure of that separation to qualify for the expected tax treatment; (iv) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (v) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud and information security; (vi) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (vii) risks associated with the challenges faced by our business, including the commoditization of consumer electronics and our high fixed-cost operating model; (viii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (ix) financial challenges faced by our franchisees, which we believe may be exacerbated by the COVID-19 pandemic and related governmental or regulatory measures to combat the pandemic; (x) increases in lease merchandise write-offs, especially in light of the COVID-19 pandemic and its adverse economic impacts; and the other risks and uncertainties discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our 2021 financial performance outlook; and (iv) the impact on our 2021 financial performance of additional rounds of government stimulus payments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

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